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                            SCHEDULE 14A INFORMATION

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                                QUICKTURN DESIGN SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
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               MENTOR GRAPHICS SAYS SPECIAL MEETING OF QUICKTURN
               STOCKHOLDERS CONVENED AND ADJOURNED TO NOVEMBER 24

         -- QUICKTURN STOCKHOLDERS URGED TO TENDER SHARES ON OR BEFORE
                         OCTOBER 30 EXPIRATION DATE --

WILSONVILLE, OR, OCTOBER 29, 1998 -- Mentor Graphics Corporation (Nasdaq:
MENT) announced that, pursuant to an agreement with Quickturn Design Systems, Inc. (Nasdaq: QKTN), the special meeting of Quickturn stockholders called by Mentor Graphics convened today and was immediately adjourned until November 24, 1998 without conducting any substantive business. The record date for the November 24, 1998 special meeting called by Mentor continues to be September 10, 1998.

As previously announced, the principal purpose of the special meeting is to vote on replacing the current members of the Quickturn Board of Directors with a slate of independent directors nominated by Mentor Graphics. If the nominees are elected, Mentor Graphics expects that, subject to their fiduciary duties to all Quickturn stockholders, the new directors will take the steps necessary to facilitate the stockholders' ability to accept Mentor Graphics' $12.125 per share all-cash offer. Quickturn continues to assert, nevertheless, that the special meeting date has been conditionally set for January 8, 1999, citing a bylaw that it purported to adopt after Mentor Graphics' offer commenced on August 12, 1998.

Dr. Walden C. Rhines, President and Chief Executive Officer of Mentor Graphics, said: "We look forward to the November 24 special meeting, and in the meantime urge Quickturn stockholders to tender their shares before the expiration of Mentor's Offer at 12:00 Midnight, New York City time, on Friday, October 30, 1998, unless extended. Tendering shares is the best way for Quickturn stockholders to send a message to the Quickturn Board of Directors to end their entrenchment tactics."

Separately, the trial in which Mentor Graphics challenged the validity of the

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bylaw and poison pill amendments adopted by Quickturn after Mentor Graphics commenced its $12.125 per share all-cash offer on August 12, 1998, ended Wednesday afternoon in Delaware Court of Chancery. Mentor Graphics expects that post-trial briefs from both sides will be completed by November 6, 1998, and a decision by the Court of Chancery is expected shortly thereafter.

Mentor Graphics' Offer to Purchase and ancillary documents are available on a Mentor Graphics World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

     CONTACT:   Anne M. Wagner                 Roy Winnick/Todd Fogarty
                Vice President, Marketing      Kekst and Company
                503/685-1462                   212/521-4800


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